Exhibit 21

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Assumed Names
Cheniere Corpus Christi Pipeline Company	Delaware	None
Cheniere Creole Trail Pipeline Company	Delaware	None
Cheniere Energy Operating Co., Inc.	Delaware	None
Cheniere Energy Shared Services, Inc.	Delaware	None
Cheniere FLNG, L.P.	Delaware	None
Cheniere FLNG-GP, LLC	Delaware	None
Cheniere Gryphon Management, Inc.	Nevada	None
Cheniere International, Inc.	Delaware	None
Cheniere LNG Financial Services, Inc.	Delaware	None
Cheniere LNG O&M Services, L.P.	Delaware	None
Cheniere LNG Services, Inc.	Delaware	None
Cheniere LNG Terminals, Inc.	Delaware	None
Cheniere LNG Trading & Marketing, Inc.	Delaware	None
Cheniere LNG, Inc.	Delaware	None
Cheniere LNG-LP Interests, LLC	Delaware	None
Cheniere Mgt Services, LLC	Delaware	None
Cheniere Pipeline Company	Delaware	None
Cheniere Resources, Inc.	Delaware	None
Cheniere Sabine Pass Pipeline Company	Delaware	None
Corpus Christi Interests, LLC	Delaware	None
Corpus Christi LNG, L.P.	Delaware	None
Corpus Christi LNG-GP, Inc.	Delaware	None
Corpus Christi LNG-LP, Inc.	Delaware	None
Corpus Christi LNG-LP, LLC	Delaware	None
Creole Trail LNG, L.P.	Delaware	None
Creole Trail LNG-GP, Inc.	Delaware	None
Creole Trail LNG-LP, LLC	Delaware	None
Sabine Pass LNG, L.P.	Delaware	None
Sabine Pass LNG-GP, Inc.	Delaware	None
Sabine Pass LNG-LP, LLC	Delaware	None